                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [ x ]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [ x ] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
                          Allied Capital Corporation
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [ x ] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

                              Allied Capital Logo

                           ALLIED CAPITAL CORPORATION
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders:

     The 2001 Annual Meeting of Stockholders of Allied Capital Corporation (the "Company") will be held at the St. Regis Hotel, 923 Sixteenth Street, NW, Washington, DC on May 8, 2001 at 10:00 a.m. (Eastern Time) for the following purposes:

     1. To elect four directors of the Company who will serve for three years, or until their successors are elected and qualified;

     2. To ratify the selection of Arthur Andersen LLP to serve as independent public accountants for the Company for the year ending December 31, 2001; and

     3. To transact such other business as may properly come before the meeting.

     You have the right to receive notice and to vote at the meeting if you were a stockholder of record at the close of business on March 21, 2001. Whether or not you expect to be present in person at the meeting, please sign the enclosed proxy and return it promptly in the envelope provided, or register your vote by telephone or through the Internet. Instructions are shown on the proxy card. In the event there are not sufficient votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the annual meeting, the annual meeting may be adjourned in order to permit further solicitation of the proxies by the Company.

                                              By order of the Board of
                                              Directors,

                                              [/s/ Suzanne Votaw Sparrow]
                                              Suzanne V. Sparrow
                                              Secretary

March 28, 2001

   This is an important meeting. To ensure proper representation at the meeting, please complete, sign, date and return the proxy card in the enclosed, self-addressed envelope, vote your shares by telephone, or vote via the Internet. Even if you vote your shares prior to the meeting, you still may attend the meeting and vote your shares in person.

                           ALLIED CAPITAL CORPORATION
                          1919 Pennsylvania Avenue, NW
                              Washington, DC 20006

                                PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Allied Capital Corporation (the "Company" or "Allied Capital") for use at the Company's 2001 Annual Meeting of Stockholders (the "Meeting") to be held on May 8, 2001 at 10:00 a.m. (Eastern
Time) at the St. Regis Hotel, 923 Sixteenth Street, NW, Washington, DC and at any adjournments thereof. This Proxy Statement, the accompanying proxy card and the Company's Annual Report to Stockholders for the year ended December 31, 2000 are first being sent to stockholders on or about March 28, 2001.

     We encourage you to vote your shares, either by voting in person at the Meeting or by granting a proxy (i.e., authorizing someone to vote your shares). If you properly sign and date the accompanying proxy card or otherwise provide voting instructions, either via the Internet or the telephone, and the Company receives it in time for the Meeting, the persons named as proxies will vote the shares registered directly in your name in the manner that you specified. IF YOU GIVE NO INSTRUCTIONS ON THE PROXY CARD, THE SHARES COVERED BY THE PROXY CARD WILL BE VOTED FOR THE ELECTION OF THE NOMINEES AS DIRECTORS AND FOR THE OTHER MATTERS LISTED IN THE ACCOMPANYING NOTICE OF ANNUAL MEETING OF STOCKHOLDERS.

     If you are a "stockholder of record" (i.e., you hold shares directly in your name), you may revoke a proxy at any time before it is exercised by notifying the proxy tabulator in writing, by submitting a properly executed, later-dated proxy or by voting in person at the Meeting. Any stockholder of record attending the Meeting may vote in person whether or not he or she has previously voted his or her shares. If your shares are held for your account by a broker, bank or other institution or nominee ("Broker Shares"), you may vote such shares at the Meeting only if you obtain proper written authority from your institution or nominee and present it at the Meeting.

     Stockholders of record may vote either via the Internet or by telephone. Specific instructions to be followed by registered stockholders interested in voting via the Internet or the telephone are shown on the enclosed proxy card. The Internet and telephone voting procedures are designed to authenticate the stockholder's identity and to allow stockholders to vote their shares and confirm that their instructions have been properly recorded.

     If your shares are registered in the name of a bank or brokerage firm, you may be eligible to vote your shares electronically via the Internet or by telephone. A large number of banks and brokerage firms participate in the ADP Investor Communications Services online program. This program provides eligible stockholders who receive a copy of the annual report and proxy statement, either by paper or electronically, the opportunity to vote via the Internet or by telephone. If the entity holding your shares participates in ADP's program, your voting form will provide instructions. If your voting form does not reference Internet or telephone voting information, please complete and return the paper proxy card in the pre-addressed, postage-paid envelope provided.

PURPOSE OF MEETING

     At the Meeting, you will be asked to vote on the following proposals:

     1. To elect four directors of the Company who will serve for three years, or until their successors are elected and qualified;

     2. To ratify the selection of Arthur Andersen LLP to serve as independent public accountants for the Company for the year ending December 31, 2001; and

     3. To transact such other business as may properly come before the meeting.

VOTING SECURITIES

     You may vote your shares at the Meeting only if you were a stockholder of record at the close of business on March 21, 2001 (the "Record Date"). On March 21, 2001, there were 85,877,875 shares of the Company's common stock outstanding. Each share of the common stock is entitled to one vote.

     If a majority of the shares entitled to vote are present at the Meeting, then a quorum has been reached and the Meeting can commence. A share is present for quorum purposes if it is represented in person or by proxy for any purpose at the Meeting. Abstentions and Broker Shares that are voted on any matter at the Meeting are included in determining the presence of a quorum for the transaction of business at the commencement of the Meeting and on those matters for which the broker, nominee or fiduciary has authority to vote. If a quorum is not present at the Meeting, or if a quorum is present but are not enough votes to approve any of the proposals, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of the shares represented at the Meeting in person or by proxy. The persons named as proxies will vote those proxies for such adjournment, unless marked to be voted against any proposal for which an adjournment is sought, to permit further solicitation of proxies. A stockholder vote may be taken on one or more of the proposals in this Proxy Statement prior to any such adjournment if there are sufficient votes for approval on such proposal(s).

     The Company's 401(k) plan owns a total of 279,739 shares, representing less than 1% of the Company's total outstanding shares. Participants in the 401(k) Plan may direct the voting of these shares; however, if a participant does not direct the voting, the co-trustees of the 401(k) Plan, who are executive officers of the Company, will vote the shares on behalf of that participant.

     Each of the four nominees for election as directors who receives a majority of the affirmative votes cast at the Meeting in person or by proxy in the election of directors will be elected as directors. Stockholders may not cumulate their votes. Votes that are withheld, abstentions and Broker Shares that are not voted in the election of directors or the ratification of the accountants will not be included in determining the number of votes cast, and will have no effect on these matters.

INFORMATION REGARDING THIS SOLICITATION

     The Company will bear the expense of the solicitation of proxies for the Meeting, including the cost of preparing, printing and mailing this Proxy Statement, the accompanying Notice of Annual Meeting of Stockholders, and proxy card. The

Company has requested that brokers, nominees, fiduciaries and other persons holding shares in their names, or in the name of their nominees, which are beneficially owned by others, forward the proxy materials to, and obtain proxies from, such beneficial owners. The Company will reimburse such persons for their reasonable expenses in so doing.

     In addition to the solicitation of proxies by the use of the mails, proxies may be solicited in person and by telephone, facsimile transmission or telegram by directors, officers or regular employees of the Company, (without special compensation therefor). The Company has also retained Georgeson Shareholder Communications, Inc. to assist in the solicitation of proxies for a fee of approximately $7,000, plus out-of-pocket expenses. Any proxy given pursuant to this solicitation may be revoked by notice from the person giving the proxy at any time before it is exercised. Any such notice of revocation should be provided in writing signed by the shareholder in the same manner as the proxy being revoked and delivered to the Company's proxy tabulator, American Stock Transfer & Trust Company.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth, as of March 21, 2001, each current director, each nominee for director, the Chief Executive Officer, the Company's executive officers, and the executive officers and directors as a group. Unless otherwise indicated, the Company believes that each beneficial owner set forth in the table has sole voting and investment power. The Company is not aware of any shareholder that beneficially owns more than 5% of the Company's outstanding shares.

                                                             NUMBER OF
NAME OF                                                     SHARES OWNED      PERCENTAGE
BENEFICIAL OWNER                                            BENEFICIALLY      OF CLASS(1)
----------------                                            ------------      -----------
DIRECTORS:
William L. Walton.......................................     1,196,158(2,4,8)      1.4%
Brooks H. Browne........................................        58,412(3)            *
John D. Firestone.......................................        45,203(3,8)          *
Anthony T. Garcia.......................................        73,112(3)            *
Lawrence I. Hebert......................................        31,800(3)            *
John I. Leahy...........................................        31,818(3)            *
Robert E. Long..........................................        24,796(3)            *
Warren K. Montouri......................................       241,182(3)            *
Guy T. Steuart II.......................................       333,180(3,5)          *
T. Murray Toomey, Esq...................................        47,666(3,6)          *
Laura W. van Roijen.....................................        47,122(3,8)          *
George C. Williams, Jr..................................       432,583(2)            *
EXECUTIVE OFFICERS:
Scott S. Binder.........................................       189,564(2,8)          *
Samuel B. Guren.........................................       102,500(2)            *
Philip A. McNeill.......................................       341,683(2)            *
Penni F. Roll...........................................       111,461(2)            *
John M. Scheurer........................................       550,857(2)            *
Joan M. Sweeney.........................................       584,458(2)            *
Thomas H. Westbrook.....................................       237,410(2,8)          *
G. Cabell Williams III..................................       862,619(2,4)        1.0%
All directors and executive officers as a group (20 in
  number)...............................................     5,176,553(7)          5.9%

---------------
  * Less than 1%

 (1) Based on a total of 85,877,875 shares of the Company's common stock issued and outstanding on March 21, 2001 and shares of the Company's common stock issuable upon the exercise of immediately exercisable stock options held by each individual executive officer and non-officer director.

 (2) Share ownership for the following directors and executive officers includes:

                                                                     OPTIONS          ALLOCATED
                                                                   EXERCISABLE        TO 401(K)
                                                     OWNED       WITHIN 60 DAYS         PLAN
                                                    DIRECTLY    OF MARCH 21, 2001      ACCOUNT
                                                    --------    -----------------     ---------
     William L. Walton..........................    413,106          503,313            1,441
     Scott S. Binder............................     52,148          136,087            1,329
     Samuel B. Guren............................      2,500          100,000                0
     Philip A. McNeill..........................    191,706          139,915           10,062
     Penni F. Roll..............................     53,269           53,916            4,276
     John M. Scheurer...........................    268,568          257,524           24,765
     Joan M. Sweeney............................    272,075          265,523           10,860
     Thomas H. Westbrook........................    190,041           47,369                0
     George C. Williams, Jr. ...................    286,187          146,396                0
     G. Cabell Williams, III....................    399,335          183,545           76,864

 (3) Beneficial ownership includes exercisable options to purchase 15,000 shares, except Mr. Toomey who has 11,000 shares.

 (4) Includes 279,739 shares held by the 401(k) Plan, of which Messrs. Walton and Williams III are co-trustees. Messrs. Walton and Williams III disclaim beneficial ownership of such shares.

 (5) Includes 276,691 shares held by a corporation for which Mr. Steuart II serves as an executive officer.

 (6) Shares are held by a trust for the benefit of Mr. Toomey and his wife.

 (7) Includes a total of 1,979,588 shares underlying stock options exercisable within 60 days of March 21, 2001, which are assumed to be outstanding for the purpose of calculating the group's percentage ownership, and 279,739 shares held by the 401(k) Plan.

 (8) Includes certain shares held in IRA or Keogh accounts: Walton -- 9,799 shares; Firestone -- 1,742 shares; van Roijen -- 3,820 shares;
     Binder -- 273 shares; Westbrook -- 15,865 shares.

                                  ELECTION OF DIRECTORS

     Pursuant to the Company's bylaws, the number of directors is set at twelve unless otherwise designated by the Board of Directors. Directors are elected for a staggered term of three years each, with a term of office of only one of the three classes of directors expiring each year. Directors serve until their successors are elected and qualified.

     The Class III Directors, Messrs. Walton, Williams, Browne and Long, have been nominated for election for a three-year term expiring in 2004. No person being nominated as a director is being proposed for election pursuant to any agreement or understanding between any such person and the Company.

     A stockholder can vote for or withhold his or her vote from any or all of the nominees. IN THE ABSENCE OF INSTRUCTIONS TO THE CONTRARY, IT IS THE INTENTION OF THE PERSONS NAMED AS PROXIES TO VOTE SUCH PROXY FOR THE ELECTION OF ALL THE NOMINEES NAMED BELOW. IF ANY OF THE NOMINEES SHOULD DECLINE OR BE UNABLE TO

SERVE AS A DIRECTOR, IT IS INTENDED THAT THE PROXY WILL BE VOTED FOR THE ELECTION OF SUCH PERSON OR PERSONS AS ARE NOMINATED AS REPLACEMENTS. The Board of Directors has no reason to believe that any of the persons named will be unable or unwilling to serve.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE NOMINEES NAMED IN THIS PROXY STATEMENT.

INFORMATION ABOUT THE NOMINEES

     Certain information, as of March 21, 2001, with respect to each of the four nominees for election at the Meeting, as well as each of the current directors, are set forth below, including their names, ages, a brief description of their recent business experience, including present occupations and employment, certain directorships that each nominee holds, and the year in which each nominee became a director of the Company or any of its predecessor companies prior to the 1997 merger of the five affiliated companies.

All the directors and nominees currently serve as directors of the Company's subsidiaries, including Allied Investment Corporation. The Board of Directors of each subsidiary will be composed of some or all of the Company's directors. The business address of each nominee and director listed below is 1919 Pennsylvania Avenue, NW, Washington, DC 20006.

                 NOMINEES FOR CLASS III DIRECTORS - TERM EXPIRING 2004

WILLIAM L. WALTON*

Age 51. Chairman, Chief Executive Officer and President of the Company since 1997. Mr. Walton has served on the Allied Capital Board of Directors since 1986, and was named Chairman and CEO in February 1997. Mr. Walton has an extensive background in general management, marketing, strategic planning, mergers and acquisitions and financial analysis. Mr. Walton previously served as Managing Director of New York-based Butler Capital Corporation (1987-1991) and was the personal venture capital advisor for William S. Paley, founder and Chairman of CBS. In addition, he was a Senior Vice President in Lehman Brothers Kuhn Loeb's Investment Banking Group. Mr. Walton also founded and managed two start-up businesses in the emerging education industry (1992-1996). Mr. Walton is a director of Nobel Learning Communities, Inc. and Riggs National Corporation. He received both a B.A. and a M.B.A. from Indiana University.

GEORGE C. WILLIAMS, JR.*

Age 74. Chairman Emeritus of the Company; Officer of the predecessor companies from the later of 1959 or the inception of the relevant entity; President or Chairman and Chief Executive Officer of the predecessor companies from the later of 1964 or each entity's inception until 1991. He has served as a director of the Company and its predecessor companies since the later of 1964 or each entity's inception. Mr. Williams is the father of G. Cabell Williams III, an executive officer of the Company.

BROOKS H. BROWNE

Age 51. President of Environmental Enterprises Assistance Fund since 1993; President, Executive Vice President or Senior Vice President of Allied Capital

Advisers, Inc. from 1984 to 1993; Director of SEAF, Corporation Financiera Ambiental (Panama), Empresas Ambientales de Centro America (Costa Rica), Renewable Energy and Energy Efficiency Fund, Terra Capital Investors Limited, the Solar Development Foundation and Yayasan Bina Usaha Lingkungan (Indonesia) (environmental non-profit or investment funds). He has served as a director of the Company or one of its predecessor companies since 1990.

ROBERT E. LONG

Age 69. CEO and Director of Goodwyn, Long & Black Investment Management, Inc.; Chairman and Chief Executive Officer of Emerald City Radio Partners, LLC since 1997; President of Business News Network, Inc. from 1995 to 1998; Chairman and Chief Executive Officer of Southern Starr Broadcasting Group, Inc. from 1991 to 1995; Director and President of Potomac Asset Management, Inc. from 1983 to 1991; Director of AmBase Corporation, CSC Scientific, Inc., and Advanced Solutions International, Inc. He has served as a director of the Company or one of its predecessor companies since 1972.

                           CLASS I DIRECTORS - TERM EXPIRING 2002

JOHN D. FIRESTONE

Age 57. Partner of Secor Group since 1978; Director of Security Storage Company of Washington, DC, Bryn Mawr Bank Corporation and the National Organization on Disability; Senior Advisor to GeoPortals.com, and a Trustee of The Washington Ballet. He has served as a director of the Company or one of its predecessors since 1993.

ANTHONY T. GARCIA

Age 44. Private investor since 2000. General Manager of Breen Capital Group (investor in tax liens) from 1997 to 2000; Senior Vice President of Lehman Brothers Inc. from 1985 to 1996. He has served as a director of the Company or one of its predecessors since 1991.

LAWRENCE I. HEBERT

Age 54. Director and President and Chief Executive Officer of Riggs Bank N.A. (a subsidiary of Riggs National Corporation) since February 2001; Director of Riggs National Corporation since 1988. He also serves as director of Riggs Investment Management Corporation and Riggs Bank Europe Limited (both indirect subsidiaries of Riggs National Corporation). Mr. Hebert is the President and a director of Perpetual Corporation (owner of Allbritton Communications Company and ALLSNEWSCO, Inc.). Mr. Hebert is a director of ALLSNEWSCO, Inc. (news programming service), the President of Westfield News Advertiser, Inc. (owner of a television station and newspapers), Trustee of The Allbritton Foundation and Vice Chairman of Allbritton Communications Company. Mr. Hebert previously served as Vice Chairman (1983 to 1998), President (1984 to 1998) and Chairman and Chief Executive Officer (1998 to 2001) of Allbritton Communications Company. He has served as director of the Company or one of its predecessor since 1989.

LAURA W. VAN ROIJEN

Age 48. Private real estate investor since 1992. Chairman of CWV & Associates (RTC qualified contracting firm) from 1991 to 1994; Director and Treasurer of Black Possum Inc. (retail concern) from 1994 to 1996; President of Volta Place, Inc. (real estate advisory firm) from 1991 to 1994; Vice President (from 1986 to
1991) and Market Director (from 1989 to 1991) of Citicorp Real Estate, Inc. She has served as a director of the Company or one of its predecessors since 1992.

                          CLASS II DIRECTORS - TERM EXPIRING 2003

JOHN I. LEAHY

Age 70. President of Management and Marketing Associates (a management consulting firm) since 1986; Mr. Leahy was the President and Group Executive Officer, Western Hemisphere of Black & Decker Corporation from 1982 to 1985; Director of Kar Kraft Systems, Inc., Cavanaugh Capital, Inc., Acorn Products, Inc., The Wills Group, Thulman-Eastern Company and Gallagher Fluid Seals, Inc. He has served as a director of the Company or one of its predecessors since 1994.

WARREN K. MONTOURI

Age 71. Partner, Montouri & Roberson, Investment Real Estate since 1980; Director of C&S/Sovran Bank from 1970 to 1990; Director of Sovran Financial Corporation from 1989 to 1990; Director of NationsBank, N.A. from 1990 to 1996; Director of BB&T Bank (formerly Franklin National Bank) from 1996 to 2000; Trustee of Suburban Hospital from 1991 to 1994; Trustee of Audubon Naturalist Society from 1979 to 1985. He has served as a director of the Company or one of its predecessors since 1986.

GUY T. STEUART II

Age 69. Director and President of Steuart Investment Company (manages, operates, and leases real and personal property and holds stock in operating subsidiaries engaged in various businesses) since 1960; Trustee Emeritus of Washington and Lee University. He has served as a director of the Company or one of its predecessors since 1984.

T. MURRAY TOOMEY, ESQ.

Age 77. Attorney at law since 1949; Director of The National Capital Bank of Washington, Federal Center Plaza Corporation, and a Trustee of The Catholic University of America. He has served as a director of the Company or one of its predecessors since 1959.

---------------

* Messrs. Walton and Williams are interested persons of the Company, as defined in the Investment Company Act of 1940, as amended, due to their positions as officers of the Company.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors of the Company has established an Executive Committee, an Audit Committee, a Compensation Committee and a Nominating Committee. During 2000, the Board of Directors of the Company held seven board meetings and 46 committee meetings. All directors attended at least 75% of the aggregate number of meetings of the respective boards and of the respective committees on which they served.

     The Executive Committee has and may exercise those rights, powers and authority that the Board of Directors from time to time grants to it, except where action by the full Board is required by statute, an order of the Securities and Exchange Commission (the "Commission") or the Company's charter or bylaws. The Executive Committee also reviews and approves all investments of $10 million or more. The Executive Committee consists of Messrs. Walton, Leahy, Long, Montouri, and Williams. The Executive Committee met 34 times during 2000.

     The Audit Committee operates pursuant to a charter approved by the Board of Directors, a copy of which is attached as Exhibit A. The charter sets forth the responsibilities of the Audit Committee. Generally, the Audit Committee recommends the selection of independent public accountants for the Company, reviews with such independent public accountants the planning, scope and results of their audit of the Company's financial statements and the fees for services performed, reviews with the independent public accountants the adequacy of internal control systems, reviews the Company's annual financial statements and receives the Company's audit reports and financial statements. The Audit Committee consists of Messrs. Browne, Leahy and Steuart, all of whom are considered independent under the rules promulgated by the Nasdaq Stock Market. The Audit Committee met six times during 2000.

     The Compensation Committee determines the compensation for the Company's executive officers and the amount of salary and bonus to be included in the compensation package for each of the Company's officers and employees. In addition, the Compensation Committee approves stock option grants for the Company's officers under the Company's Stock Option Plan. The Compensation Committee consists of Messrs. Browne, Long, Firestone, and Garcia. The Compensation Committee met five times during 2000.

     The Nominating Committee recommends candidates for election as directors to the Board of Directors. The Nominating Committee consists of Messrs. Walton, Hebert, Toomey and Steuart, and Ms. van Roijen. The Nominating Committee met once during 2000.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

     The following table sets forth compensation that the Company paid during the year ended December 31, 2000 to all the directors and the three highest paid executive officers of the Company (collectively, the "Compensated Persons") in each capacity in which each Compensated Person served. Certain of the Compensated Persons served as both officers and directors.

                               COMPENSATION TABLE

                                             AGGREGATE     SECURITIES                 DIRECTORS
                                            COMPENSATION   UNDERLYING   PENSION OR    FEES PAID
                                              FROM THE      OPTIONS/    RETIREMENT      BY THE
            NAME AND POSITION                COMPANY(1)     SARs(4)      BENEFITS     COMPANY(5)
            -----------------               ------------   ----------   ----------   ------------
William L. Walton, Chairman and CEO(2)....   $2,582,916     755,500        --          $     0
Joan M. Sweeney, Managing Director(2).....    1,438,699     285,000        --                0
John M. Scheurer, Managing Director(2)....    1,002,463     125,000        --                0
Brooks H. Browne, Director................       14,000       5,000        --           14,000
John D. Firestone, Director...............       19,500       5,000        --           19,500
Anthony T. Garcia, Director...............       12,000       5,000        --           12,000
Lawrence I. Hebert, Director..............        7,000       5,000        --            7,000
John I. Leahy, Director...................       23,000       5,000        --           23,000
Robert E. Long, Director..................       22,000       5,000        --           22,000
Warren K. Montouri, Director..............       16,000       5,000        --           16,000
Guy T. Steuart II, Director...............       14,000       5,000        --           14,000
T. Murray Toomey, Director................        8,000       5,000        --            8,000
Laura W. van Roijen, Director.............        8,000       5,000        --            8,000
George C. Williams, Jr., Director and
  Chairman Emeritus(3)....................      735,352          --        --           17,000

---------------
(1) There were no perquisites paid by the Company in excess of the lesser of $50,000 or 10% of the Compensated Person's total salary and bonus for the year.
(2) The following table provides detail as to aggregate compensation paid during 2000 as to the three highest paid executive officers of the Company:

                                                                    VESTED
                                                                   FORMULA     CUT-OFF     OTHER
                                             SALARY     BONUS       AWARD       AWARD     BENEFITS
                                            --------   --------   ----------   --------   --------
      Mr. Walton..........................  $430,979   $650,000   $1,278,740   $170,156   $53,041
      Ms. Sweeney.........................   271,612    350,000      749,246     36,603    31,239
      Mr. Scheurer........................   262,727    335,000      347,590     29,248    27,898

    Included for each executive officer in "Other Benefits" is a contribution to the 401(k) Plan, life insurance premiums, and a contribution to the Deferred Compensation Plan. See also "Employment Agreements" and "Formula Award and Cut-Off Award."
(3) In addition to director's fees, Mr. Williams received $144,000 in consulting fees, $52,373 in Cut-Off Award and $521,979 in vested Formula Award.
(4) See "Stock Option Awards" for terms of options granted in 2000. The Company does not maintain a restricted stock plan or a long-term incentive plan.
(5) Consists only of directors' fees paid by the Company during 2000. Such fees are also included in the column titled "Aggregate Compensation from the Company."

COMPENSATION OF DIRECTORS

     During 2000, each director received $1,000 for each Board of Directors or committee meeting attended, except with respect to the members of the Executive Committee, who each received an annual retainer of $10,000 in lieu of fees paid for each Executive Committee meeting attended.

     Non-officer directors are eligible for stock option awards under the Company's Stock Option Plan pursuant to an exemptive order from the Commission. The terms of the order, which was granted in September 1999, provided for a one-time grant of 10,000 options to each non-officer director on the date that the order was issued, or on the date that any new director is elected to the Board. Thereafter, each non-officer director receives 5,000 options each year on the date of the annual meeting of stockholders at the fair market value on the date of grant. See "Stock Option Plan."

STOCK OPTION AWARDS

     The following table sets forth the details relating to option grants in 2000 to Compensated Persons under the Company's Stock Option Plan, and the potential realizable value of each grant, as prescribed to be calculated by the Commission. See "Stock Option Plan."
                           OPTIONS GRANTS DURING 2000

                                                                                    POTENTIAL REALIZABLE
                                                                                      VALUE AT ASSUMED
                            NUMBER OF                                                   ANNUAL RATES
                            SECURITIES    PERCENT OF                               OF STOCK APPRECIATION
                            UNDERLYING   TOTAL OPTIONS   EXERCISE                   OVER 10-YEAR TERM(3)
                             OPTIONS        GRANTED      PRICE PER   EXPIRATION   ------------------------
NAME                        GRANTED(1)    IN 2000(2)       SHARE        DATE          5%           10%
----                        ----------   -------------   ---------   ----------   ----------   -----------
William L. Walton.........   755,500         18.15%       $16.81      05/26/10    $7,988,359   $20,244,070
Joan M. Sweeney...........   285,000          6.85%        16.81      05/26/10     3,013,477     7,636,744
John M. Scheurer..........   125,000          3.00%        16.81      05/26/10     1,321,701     3,349,449
Brooks H. Browne..........     5,000          0.12%        17.50      05/09/10        55,028       139,452
John D. Firestone.........     5,000          0.12%        17.50      05/09/10        55,028       139,452
Anthony T. Garcia.........     5,000          0.12%        17.50      05/09/10        55,028       139,452
Lawrence I. Hebert........     5,000          0.12%        17.50      05/09/10        55,028       139,452
John I. Leahy.............     5,000          0.12%        17.50      05/09/10        55,028       139,452
Robert E. Long............     5,000          0.12%        17.50      05/09/10        55,028       139,452
Warren K. Montouri........     5,000          0.12%        17.50      05/09/10        55,028       139,452
Guy T. Steuart II.........     5,000          0.12%        17.50      05/09/10        55,028       139,452
T. Murray Toomey..........     5,000          0.12%        17.50      05/09/10        55,028       139,452
Laura W. van Roijen.......     5,000          0.12%        17.50      05/09/10        55,028       139,452

---------------
(1) Options granted to officers in 2000 generally vest in three equal installments beginning on the first anniversary date of the grant, with full vesting occurring on the third anniversary of the grant date or change of control of the Company. Options granted to non-officer directors vest immediately.

(2) In 2000, the Company granted options to purchase a total of 4,162,112 shares.

(3) Potential realizable value is calculated on 2000 options granted, and is net of the option exercise price but before any tax liabilities that may be incurred. These amounts represent certain assumed rates of appreciation, as mandated by the Commission. Actual gains, if any, or stock option exercises are dependent on the future performance of the shares, overall market conditions, and the continued employment by the Company of the option holder. The potential realizable value will not necessarily be realized.

     The following table sets forth the details of option exercises by Compensated Persons during 2000 and the values of those unexercised options at December 31, 2000.

                  OPTION EXERCISES AND YEAR-END OPTION VALUES

                                                           NUMBER OF SECURITIES        VALUE OF UNEXERCISED IN-
                                                          UNDERLYING UNEXERCISED           THE-MONEY OPTIONS
                              SHARES                      OPTIONS AS OF 12/31/00           AS OF 12/31/00(2)
                            ACQUIRED ON      VALUE      ---------------------------   ---------------------------
           NAME              EXERCISE     REALIZED(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
           ----             -----------   -----------   -----------   -------------   -----------   -------------
William L. Walton.........       0              0         393,448       1,196,961      $195,582      $3,412,491
Joan M. Sweeney...........       0              0         212,310         522,476       161,162       1,397,480
John M. Scheurer..........       0              0         204,669         348,270       140,641         706,522
George C. Williams, Jr....       0              0         146,396           4,999        15,003          14,997
Brooks H. Browne..........       0              0          15,000               0        16,875               0
John D. Firestone.........       0              0          15,000               0        16,875               0
Anthony D. Garcia.........       0              0          15,000               0        16,875               0
Lawrence I. Hebert........       0              0          15,000               0        16,875               0
John I. Leahy.............       0              0          15,000               0        16,875               0
Robert E. Long............       0              0          15,000               0        16,875               0
Warren K. Montouri........       0              0          15,000               0        16,875               0
Guy T. Steuart II.........       0              0          15,000               0        16,875               0
T. Murray Toomey..........       0              0          15,000               0        16,875               0
Laura W. van Roijen.......       0              0          15,000               0        16,875               0

---------------
(1) Value realized is calculated as the closing market price on the date of exercise, net of option exercise price, but before any tax liabilities or transaction costs. This is the deemed market value, which may actually be realized only if the shares are sold at that price.
(2) Value of unexercised options is calculated as the closing market price on December 31, 2000 ($20.88), net of the option exercise price, but before any tax liabilities or transaction costs. "In-the-Money Options" are options with an exercise price that is less than the market price as of December 31, 2000.

FORMULA AWARD AND CUT-OFF AWARD

     Formula Award. The Formula Award was designed as an incentive compensation program that would replace stock options of the predecessor companies that were cancelled as a result of the Company's 1997 merger, and would balance share ownership among key officers. The Company accrued the Formula Award in approximately equal amounts of $6.4 million, over the three-year period on the anniversary of the merger date (December 31) in 1998, 1999 and 2000. The Formula Award expense for 2000 totaled $5.6 million. The terms of the Formula Award required that the award be contributed to the Company's Deferred Compensation Plan, and used to purchase shares of the Company in the open market. See "Deferred Compensation Plan."

     Cut-Off Award. The Cut-Off Award was designed to cap the appreciated value in unvested options at the merger announcement date in order to set the foundation to balance option awards upon the merger on December 31, 1997. The Cut-Off Award is payable for each canceled option as the canceled options would have vested and vests automatically in the event of a change of control. The Cut-Off Award is payable if the award recipient is employed by the Company on the future vesting date. The Cut-Off Award expense for 2000 totaled $0.5 million.

STOCK OPTION PLAN

     The Company's stock option plan (the "Stock Option Plan") is intended to encourage stock ownership in the Company by officers and directors, thus giving them a proprietary interest in the Company's performance. The Stock Option Plan was approved by stockholders at the Special Meeting of Stockholders on November 26, 1997. On May 9, 2000, the Company's stockholders amended the Stock Option Plan to increase the authorized shares under the plan to 12,350,000 shares, as well as make certain other administrative changes.

     The Committee's principal objective in awarding stock options to the eligible officers of the Company is to align each optionee's interests with the success of the Company and the financial interests of its stockholders by linking a portion of such optionee's compensation with the performance of the Company's stock and the value delivered to stockholders.

     Stock options are granted under the Stock Option Plan at a price not less than the prevailing market value and will have value only if the Company's stock price increases. The Committee determines the amount and features of the stock options, if any, to be awarded to optionees. The Committee evaluates a number of criteria, including the past service of each such optionee to the Company, the present and potential contributions of such optionee to the success of the Company and such other factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Stock Option Plan, including the recipient's current stock holdings, years of service, position with the Company and other factors. The Committee does not apply a formula assigning specific weights to any of these factors when making its determination. The Committee awards stock options on a subjective basis and such awards depend in each case on the performance of the officer under consideration.

     On September 8, 1999, the Company received approval from the Commission to grant options under the Stock Option Plan to non-officer directors. On that date, each incumbent non-officer director received options to purchase 10,000 shares, and pursuant to the Commission order, each will receive options to purchase 5,000 shares each year thereafter on the date of the annual meeting of stockholders. New directors will receive options to purchase 10,000 shares upon election to the board, and options to purchase 5,000 shares each year thereafter on the date of the annual meeting.

     The Stock Option Plan is designed to satisfy the conditions of Section 422 of the Code so that options granted under the Stock Option Plan may qualify as "incentive stock options." To qualify as "incentive stock options," options may not become exercisable for the first time in any year if the number of incentive options first exercisable in that year multiplied by the exercise price exceeds $100,000.

401(k) PLAN

     The Company maintains a 401(k) plan (the "401(k) Plan"). All employees who are at least 21 years of age have the opportunity to contribute pre-tax salary deferrals into the 401(k) Plan up to $10,500 annually, and to direct the investment of these contributions. The 401(k) Plan allows eligible participants to invest in shares of the Company's common stock among other investment options. In addition, the Company expects to contribute to each eligible participant (i.e. employees with one year of service), 5% of each participant's total cash compensation for the year, up to

$170,000, to each participant's plan account on the participant's behalf, which fully vests at the time of the contribution. The contribution with respect to compensation in excess of $170,000 is made to the Deferred Compensation Plan. On March 21, 2001, the 401(k) Plan held less than 1% of the outstanding shares of the Company. See "Voting Securities."

DEFERRED COMPENSATION PLAN

     The Company maintains a deferred compensation plan (the "Deferred Compensation Plan"). The Deferred Compensation Plan is a funded plan that provides for the deferral of compensation by employees and consultants of the Company. Any employee or consultant of the Company is eligible to participate in the plan at such time and for such period as designated by the Board of Directors. The Deferred Compensation Plan is administered through a trust, and the Company funds this plan through cash contributions. The Deferred Compensation Plan held the unvested shares of the Company's common stock purchased in connection with the Formula Award until it was distributed. See "Formula Award" above.

EMPLOYMENT AGREEMENTS

     During the first half of 2000, the Company engaged independent compensation consulting firms to assist in comparing the compensation programs of Allied Capital with those of companies that compete with Allied Capital for talent. The consultants specifically studied the private equity industry, the commercial finance industry, and other market participants. The market data indicated that the compensation packages for the Company's most senior executives needed to be more competitive, in order for the Company to ensure the retention of its key executives.

     The Company's status as a BDC specifically limits the types of compensation that may be paid to employees in the form of cash and at-the-market stock options. The BDC rules prohibit, among other things, the use of restricted stock as compensation. In addition, while the Company provides at-the-market stock options as a significant portion of compensation, unexercised options do not accrue dividends, and as a result, participants in the Company's stock option plan are unable to receive a significant portion of the total return attributed to a share of the Company's common stock on unexercised options. During 2000, approximately 55% of the total return generated from an investment in the Company's common stock was derived from dividends paid during the year.

     As a result, the Company has entered into employment agreements with eight senior executives of the Company, including William L. Walton, the Company's Chairman and CEO, Joan M. Sweeney, Managing Director and Chief Operating Officer, and John M. Scheurer, Managing Director. Each of the agreements provides for a three-year term, with annual renewals thereafter, and specifies each executive's compensation during the term of the agreement, in accordance with the achievement of certain performance standards.

     The annual base salary on the effective date of the employment agreements of Mr. Walton, Ms. Sweeney, and Mr. Scheurer was $405,000, $256,500, and $256,500, respectively. The Board of Directors has the right to increase the base salary during the term of the employment agreement. In addition, each employment agreement states that the Board of Directors may provide, at their sole discretion, an annual cash bonus. This bonus is to be determined with reference to each executive's performance in accordance with performance criteria to be determined by the Board in its sole discretion. Under each agreement, each executive also is entitled to participate in the Company's stock option plan, and to receive all other awards and benefits previously granted to each executive including life insurance.

     In addition, each employment agreement provides for a long-term cash retention award for the performance period from 2001 through 2003. The long-term cash retention award will vest and be payable in six equal installments on June 30th and December 31st of each year from 2001 through 2003. Mr. Walton will be eligible for a long-term cash retention award of $3,375,000, or $1,125,000 per year, over the performance period; Ms. Sweeney will be eligible for $2,550,000, or $850,000 per year; Mr. Scheurer will be eligible for $2,115,000, or $705,000 per year.

     Employment will terminate if the term of the agreement expires without written agreement of both parties. The executive has the right to voluntarily terminate employment at any time with 30 days' notice, and in such case, the employee will not receive any severance pay. Among other things, the employment agreements prohibit the solicitation of employees from the Company in the event of an executive's departure for a period of two years.

     If employment is terminated with cause, the employee will not receive any severance pay. If employment is terminated without cause during the term of the agreement, the executive shall be entitled to severance pay for a period not to exceed 36 months for Mr. Walton; 30 months for Ms. Sweeney; and 24 months for Mr. Scheurer. Severance pay shall include the continuation of the employee's base salary, and the greater of (a) the average of the annual bonuses paid during the preceding three years, or (b) the amount of the last annual bonus paid to the employee. In addition, the executive shall be entitled to receive any payments under the long-term cash retention award that would have vested and been payable during the severance period. However, stock options would cease to vest during the severance period.

     If, within 12 months after a change of control (as defined in the employment agreements) termination of employment occurs either by the executive officer or the Company, the executive officer shall not be entitled to severance pay, but will instead be entitled to lump sum compensation as well as certain other benefits. For Mr. Walton, this lump sum is equal to three years of base salary and bonus (as calculated for severance pay), plus an amount equal to $5,565,000. For Ms. Sweeney, this lump sum is equal to two and a half years of base salary and bonus, plus an amount equal to $2,600,000. For Mr. Scheurer, this lump sum is equal to two years of base salary and bonus, plus an amount equal to $2,350,000. Under the terms of the agreement, the Company would also provide compensation to offset any applicable excise tax penalties imposed on the executive under section 4999 of the IRC code.

CERTAIN TRANSACTIONS

     Indebtedness of Management. The following table sets forth certain information regarding indebtedness to the Company in excess of $60,000 of any person serving as a director or executive officer of the Company and of any nominee for election as a director at any time since January 1, 2000. All of such indebtedness results from loans made by the Company to enable the exercise of stock options. The interest rates charged generally reflect the applicable federal rate on the date of the loan.

                                            HIGHEST AMOUNT                        AMOUNT
                                             OUTSTANDING        RANGE OF      OUTSTANDING AT
      NAME AND POSITION WITH COMPANY         DURING 2000     INTEREST RATES   MARCH 21, 2001
      ------------------------------        --------------   --------------   --------------
William L. Walton, Chairman and CEO.......    $2,697,250     5.83% - 6.24%      $2,697,250
Scott S. Binder, Managing Director........       581,577       5.85 - 5.89         581,577
Philip A. McNeill, Managing Director......     2,186,365       5.79 - 6.24       2,186,365
Penni F. Roll, Principal and CFO..........       741,500       5.83 - 6.24         741,500
John M. Scheurer, Managing Director.......     2,369,806       5.25 - 6.63       2,369,806
Joan M. Sweeney, Managing Director........     1,832,719       5.79 - 6.63       1,832,719
Thomas H. Westbrook, Managing Director....     2,035,004       4.90 - 6.24       2,405,138
G. Cabell Williams III, Managing
  Director................................     3,322,977       4.92 - 6.24       3,322,977
George C. Williams, Jr., Director,
  Chairman Emeritus.......................     1,850,386       5.89 - 6.24       1,850,386

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Pursuant to Section 16(a) of the Securities Exchange Act of 1934, the Company's directors and executive officers, and any persons holding 10% or more of its common stock, are required to report their beneficial ownership and any changes therein to the Commission, the Nasdaq Stock Market and the Company. Specific due dates for those reports have been established, and the Company is required to report herein any failure to file such reports by those due dates. Based on the Company's review of Forms 3, 4 and 5 filed by such persons, the Company believes that during 2000 all Section 16(a) filing requirements applicable to such persons were met in a timely manner, except with respect to certain shares acquired through dividend reinvestment by Ms. Laura van Roijen. Ms. van Roijen acquired a total of 710 shares from 1998 through 2000 through quarterly dividend reinvestment in her IRA account, but inadvertently failed to report such additional holdings in a timely manner. The holding of these shares was reported on a Form 5 in February 2001.

AUDIT COMMITTEE REPORT

     The Audit Committee reviewed and discussed with management the Company's audited financial statements as of and for the year ended December 31, 2000. The Audit Committee also discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

     The Audit Committee received and reviewed the written disclosures and the letter from the independent accountants required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the accountants the accountants' independence. The Audit Committee considered whether the provisions of non-financial audit services were compatible with Arthur Andersen LLP's independence in performing financial audit services.

     Based on the reviews and discussions referred to above, the Audit Committee recommends to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Commission. The Audit Committee also recommends the selection of Arthur Andersen LLP to serve as independent accountants for the year ending December 31, 2001.

Audit Committee
Brooks H. Browne, Chairman
John I. Leahy, Member
Guy T. Steuart II, Member

          RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The disinterested members of the Board of Directors have selected Arthur Andersen LLP as independent public accountants for the Company for the year ending December 31, 2001. This selection is subject to ratification or rejection by the stockholders of the Company. If the stockholders ratify the selection of Arthur Andersen LLP as the Company's accountants, Arthur Andersen LLP also will be the independent public accountants for all subsidiaries of the Company.

     Arthur Andersen LLP has advised the Company that neither the firm nor any present member or associate of it has any material financial interest, direct or indirect, in the Company or its subsidiaries. It is not expected that a representative of Arthur Andersen LLP will be present, or available to answer questions, at the Meeting, but a representative would have an opportunity to make a statement if he or she chose to attend.

     Audit Fees. The aggregate fees billed for professional services rendered by Arthur Andersen LLP for 2000 for the audit of the Company's annual financial statements for 2000 and for the review of the financial statements included in the Company's Forms 10-Q for 2000 were $219,800.

     Financial Information Systems Design and Implementation Fees. The aggregate fees billed for 2000 for professional services rendered by Arthur Andersen LLP for financial information systems design and implementation, including the implementation of the Company's new loan accounting software and specialized reporting for the Company's loan portfolio, were $314,200.

     All Other Fees. The aggregate fees billed for professional services rendered by Arthur Andersen LLP for 2000 for services other than audit services, which included tax planning and consultation, regulatory filings, other reports and due diligence related to an acquisition, were $328,100.

     UNLESS MARKED TO THE CONTRARY, THE SHARES REPRESENTED BY THE ENCLOSED PROXY CARD WILL BE VOTED FOR RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE TO RATIFY THE SELECTION OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY.

                                 OTHER BUSINESS

     The Board of Directors knows of no other business to be presented for action at the Meeting. If any matters do come before the Meeting on which action can properly be taken, it is intended that the proxies shall vote in accordance with the judgment of the person or persons exercising the authority conferred by the proxy at the Meeting. The submission of a proposal does not guarantee its inclusion in the Company's proxy statement or presentation at the Meeting unless certain securities law requirements are met.

                      2002 ANNUAL MEETING OF STOCKHOLDERS

     The Company expects that the 2002 Annual Meeting of Stockholders will be held in May 2002, but the exact date, time, and location of such meeting have yet to be determined. A stockholder who intends to present a proposal at that annual meeting must submit the proposal in writing to the Company at its address in Washington, DC, and the Company must receive the proposal no later than November 28, 2001, in order for the proposal to be considered for inclusion in the Company's proxy statement for that meeting. The submission of a proposal does not guarantee its inclusion in the Company's proxy statement or presentation at the meeting.

     Rule 14a-4 of the Commission's proxy rules allows a company to use discretionary voting authority to vote on matters coming before an annual meeting of stockholders, if the company does not have notice of the matter at least 45 days before the date corresponding to the date on which the company first mailed its proxy materials for the prior year's annual meeting of stockholders or the date specified by an overriding advance notice provision in the company's bylaws. The Company's bylaws do not contain such an advance notice provision. Accordingly, for the Company's 2002 Annual Meeting of Stockholders, stockholders must submit written notice to the Secretary on or before February 12, 2002.

                                                                       EXHIBIT A

                         CHARTER OF THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS
                         OF ALLIED CAPITAL CORPORATION

     Adopted by the Board of Directors on May 30, 2000, as amended on February 1, 2001

     The Board of Directors ("Board") of Allied Capital Corporation ("Company") has determined that the Audit Committee of the Board shall assist the Board in fulfilling certain of the Board's oversight responsibilities. The Board hereby adopts this charter to establish the governing principles of the Audit Committee ("Committee").

I.  PURPOSE

     The primary function of the Committee is to serve as an independent and objective party to assist the Board of Directors in fulfilling its oversight responsibilities, except those that are specifically related to the responsibilities of another committee of the Board, by overseeing and monitoring:

     1. The quality and objectivity of financial reports and other financial information provided by the Company to any governmental body or the public and the independent audit thereof.

     2. The Company's system of internal controls regarding finance, accounting and regulatory compliance.

     3. The material aspects of the Company's accounting and financial reporting process generally.

     4. The independence and performance of the Company's independent accountants.

     The Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section III of this Charter.

II.  SCOPE

     While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate or are in accordance with generally accepted accounting principles ("GAAP"). The responsibility to plan and conduct audits is that of the Company's independent accountants. In fulfilling this responsibility, the independent accountants are ultimately accountable to the Board of Directors of the Company and its Committee. The Company's management has the responsibility to determine that the Company's financial statements are complete and accurate and in accordance with GAAP. It is also not the duty of the Committee to assure the Company's compliance with laws and regulations or compliance with the Company's code of ethics. The primary responsibility for these matters also rests with the Company's management.

     In order to fulfill its oversight responsibility to shareholders and the investment community, the Committee must be capable of conducting free and open discussions with management, independent accountants, employees and others regarding the quality of the financial statements and the system of internal controls.

III.  RESPONSIBILITIES AND DUTIES

General Responsibilities

     To carry out its purposes, the responsibilities of the Committee shall be as follows:

     1. Maintain open communications with the independent accountants, executive management and the Board of Directors.

     2. Review the financial results presented in all reports filed with the Securities and Exchange Commission.

     3. Review all reports issued by regulatory examinations and consider the results of those reviews to determine if any findings could have a material effect on the Company's financial statements, operations, compliance policies and programs.

     4. Review and reassess the adequacy of the Committee's Charter at least annually and recommend any changes to the full Board of Directors.

     5. Take any other actions required of the Committee by law, applicable regulations, or as requested by the Board of Directors.

Responsibilities Regarding the Engagement of the Independent Accountants

     1. Annually recommend to the Board of Directors the selection of the independent accountants to be engaged to audit the annual financial statements and review the quarterly financial statements of the Company. The Committee will also review fees paid to the independent accountants and review and approve dismissal of the independent accountants.

     2. Ensure the independence of the outside accountants by:

        a. Having the independent accountant deliver to the Committee annually a formal written statement delineating all relationships between the independent accountants and the Company and addressing at least the matters set forth in Independence Standards Board Standard No. 1, actively engaging in dialogue with the independent accountants about any relationships or services disclosed in such statement that may impact the objectivity and independence of the Company's independent accountants.

        b. Taking or recommending that the Board of Directors take appropriate action in response to the above requirement to satisfy itself of the independent accountants' independence.

Responsibilities for Reviewing the Annual External Audit and the Review of Financial Statements

     The Committee will:

     1. Request the independent accountants to confirm that they are accountable to the Board of Directors and the Committee and that they will provide the

        Committee with timely analyses of significant financial reporting and internal control issues.

     2. Review with management significant risks and exposures identified by management and management's steps to minimize them.

     3. Review the scope of the external audit with the independent accountants.

     4. Review with management and the independent accountants:

        a. The Company's internal controls, including computerized information system controls and security.

        b. The Company's significant accounting policies.

        c. The audited annual financial results and, when appropriate, the Company's interim financial results before they are made public.

     5. After the completion of the annual audit examination, or as needed throughout the year, discuss with management and the independent accountants:

        a. The Company's annual financial statements and related footnotes, including any adjustments to such statements recommended by the independent accountants.

        b. Any significant findings and recommendations made by the independent accountants with respect to the Company's financial policies, procedures and internal accounting controls together with management's responses thereto.

        c. The qualitative judgments about the appropriateness and acceptability of accounting principles, financial disclosures and underlying estimates.

        d. Any significant difficulties or disputes with management encountered during the course of the audit.

        e. Any other matters about the audit procedures or findings that Generally Accepted Accounting Standards ("GAAS") require the auditors to discuss with the Committee.

        f. The form of opinion the independent accountants propose to render to the Board and shareholders.

     6. Recommend to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K.

     7. Issue for public disclosure by the Company the report required by the rules of the Securities and Exchange Commission.

Reporting Responsibilities

     The Committee shall report its conclusions and all actions to the full Board of Directors and make appropriate recommendations as necessary.

IV.  COMMITTEE MEMBERSHIP

     The Committee shall be comprised of three or more directors as determined by the Board, each of whom:

     1. Shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee.

     2. Shall be or shall become (within a reasonable period of time after his or her appointment) "financially literate," as such qualification is interpreted by the Board of Directors.

     3. Shall have a basic understanding of finance and accounting practices and shall be able to read and understand financial statements. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or an outside consultant.

     The members of the Committee shall meet the requirements of the rules of the principal market or transaction reporting system on which the Company's securities are traded or quoted (i.e., the Nasdaq Stock Market). In addition, at least one member of the Committee shall have accounting or related financial management experience.

     The members of the Committee shall be elected by the Board annually or until their successors shall be duly elected and qualified. Unless a Chairman is elected by the full Board, the members of the Committee may designate a Chairman by majority vote of the full Committee membership.

V.  MEETINGS

     The Committee shall meet at least four times each year, or more frequently as circumstances require. The Chairman of the Committee may call a Committee meeting whenever deemed necessary and shall be responsible for meeting with the independent accountants at their request to discuss the interim financial results.

                       ANNUAL MEETING OF STOCKHOLDERS of

                           ALLIED CAPITAL CORPORATION

                                  May 8, 2001
                           -------------------------
                           PROXY VOTING INSTRUCTIONS
                           -------------------------
TO VOTE BY MAIL
Please date, sign and mail your proxy card in the envelope provided as soon as possible.

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)
Please call toll-free 1-800-PROXIES and follow the instructions. Have your control number and the proxy card available when you call.

TO VOTE BY INTERNET
Please access the web page at "www.voteproxy.com" and follow the on-screen instructions. Have your control number available when you access the web page.

                                             ----------------------------
  YOUR CONTROL NUMBER IS  [ARROW GRAPHIC]
                                             ----------------------------

--------------------------------------------------------------------------------
                           ALLIED CAPITAL CORPORATION

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned hereby appoints WILLIAM L. WALTON, GEORGE C. WILLIAMS, JR. and SUZANNE V. SPARROW, or any one of them, and each with full power of substitution, to act as attorneys and proxies for the undersigned to vote all the shares of common stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the St. Regis Hotel, 923 16th Street, NW, Washington, DC on May 8, 2001 at 10:00 A.M. [Eastern] and at all adjournments thereof, as indicated on this proxy.

                          (CONTINUED ON REVERSE SIDE)

                        PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!


                         ANNUAL MEETING OF STOCKHOLDERS
                           ALLIED CAPITAL CORPORATION

                                  MAY 8, 2001



                                        -Please Detach and Mail in the Envelope Provided-
------------------------------------------------------------------------------------------------------------------------------------
        PLEASE MARK YOUR
A [ X ] VOTES AS IN THIS
        EXAMPLE.
                                 WITHHOLD
                            FOR  AUTHORITY                                                                     FOR  AGAINST ABSTAIN
  1. The election of the    [  ]  [  ]     NOMINEES: CLASS III DIRECTORS    2. The ratification of the         [  ]   [  ]   [  ]
     following four persons                          William L. Walton         selection of Arthur Anderson
     (except as marked to                            George C. Williams Jr.    LLP as independent public
     the contrary) as Class                          Brooks H. Browne          accountants for Allied Capital
     III Directors who will                          Robert E. Long            Corporation for the year ending
     serve as directors of Allied                                              December 31, 2001.
     Capital Corporation until 2004,
     or until their successors are                                          3. To transact such other business as may properly come
     elected and qualified.                                                    before the Meeting.

  INSTRUCTIONS: To withhold authority                                       THIS PROXY IS REVOCABLE AND WILL BE VOTED AS DIRECTED,
  to vote for any individual, strike                                        BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL
  a line through his name on the list at right.                             BE VOTED "FOR" THE NOMINEES AND FOR THE PROPOSALS
                                                                            LISTED. If any other business is presented at the
                                                                            meeting, this proxy will be voted by the proxies in
                                                                            their best judgment, including a motion to adjourn or
                                                                            postpone the meeting to another time and/or place for
                                                                            the purpose of soliciting additional proxies. At the
                                                                            present time, the Board of Directors knows of no other
                                                                            business to be presented at the meeting.

                                                                            PLEASE MARK, SIGN AND RETURN THIS PROXY IN THE ENCLOSED
                                                                            ENVELOPE. THE UNDERSIGNED ACKNOWLEDGES RECEIPT FROM THE
                                                                            COMPANY PRIOR TO THE EXECUTION OF THIS PROXY OF A NOTICE
                                                                            OF ANNUAL MEETING OF STOCKHOLDERS AND A PROXY STATEMENT.





SIGNATURE                                    DATE             SIGNATURE                                         DATE
          -------------------------------         -----------           -------------------------------------        --------------
                                                                                  IF HELD JOINTLY

IMPORTANT:  Please sign your name(s) exactly as shown hereon and date your proxy in the blank provided. For joint accounts, each joint owner should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If the signer is a corporation or partnership, please sign in full corporate or partnership name by a duly authorized officer or partner.